SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          Date of Report: May 19, 1999



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 0-19131




           Delaware                                    52-1555759
        (State of Incorporation)                     (I.R.S. Employer
                               Identification No.)



              35 West Watkins Mill Road, Gaithersburg, MD 20878
              (Address of principal executive office (Zip Code)


      Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.

MEDIMMUNE, INC.
Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated May 19, 1999:


FOR IMMEDIATE RELEASE
Contacts:
Mark E. Kaufmann                 Elliot Lebowitz, Ph.D.
Director, Planning and Analysis  President and Chief Executive
MedImmune, Inc.                  Officer
301-417-0770 x321                BioTransplant Incorporated
                                 617-241-5200
William C. Roberts
Investor and Media Relations     Fran DeVellis or
MedImmune, Inc.                  Bruce Schiamberg
301-417-0770 x358                Feinstein Kean Partners
                                 617-577-8110
http://www.medimmune.com
http://www.biotransplant.
com

          MEDIMMUNE AND BIOTRANSPLANT ANNOUNCE CLINICAL RESULTS AT
                 AMERICAN SOCIETY OF TRANSPLANTATION MEETING
- Companies Announce Results of BTI-322 Study; MedImmune Announces Results of
                                 CytoGam Study -


Gaithersburg,  MD, and Charlestown, MA, May 19, 1999 -- MedImmune, Inc. (Nasdaq:
MEDI) and BioTransplant Incorporated (Nasdaq: BTRN) today announced preliminary results of a Phase 1/2 clinical trial in which BTI-322 monoclonal antibody, given in combination with Prograf(Trademark) (tacrolimus, a calcineurin inhibitor; Fujisawa) after liver transplantation, significantly lowered the incidence of histological organ rejection compared to Prograf(Trademark) alone. The data from the study were presented at the American Society of Transplantation (AST) 18th Annual Scientific Meeting in Chicago. MedImmune also reported the results of another study, also presented at AST, which showed that CytoGam (Cytomegalovirus Immune Globulin Intravenous (Human); CMV-IGIV), given after renal transplantation in patients at high risk of cytomegalovirus (CMV) infection, significantly lowered the incidence of several markers of CMV infection and organ rejection compared to standard intravenous immune globulin
(IGIV).

The first study, by Jan P. Lerut, M.D., et al., "The Use Of Tacrolimus (TAC) And Anti-CD2 Antibody Lo-CD2a (BTI-322) In Adult Liver Transplantation (LT):
Preliminary  Results  Of A  Prospective  Randomized  Study,"  included  31 liver transplant recipients who received combination immunosuppression using Prograf(Trademark) and low dose steroids with or without a 10 day IV course of BTI-322. The results indicated that the combined use of BTI-322 with Prograf (Trademark) lowered the incidence of histological rejection in the immediate post-operative period by 70% compared to Prograf(Trademark) alone (24 percent vs. 79 percent; p=0.009) without increasing the rates of bacterial or viral infection.

"A monoclonal antibody with the properties of BTI-322 after liver transplant could allow for easier post-operative care and management of these very ill patients who are vulnerable to toxicity associated with calcineurin inhibitors," commented Dr. Lerut, Professor of Surgery at Cliniques Saint Luc, University of Louvain, Brussels.

"These data provide for an important product opportunity; the available data suggest the ability to specifically inhibit the T cell response against transplant antigens and subsequently prevent organ rejection," added Elliot Lebowitz, Ph.D., President and Chief Executive Officer of BioTransplant. "Both BioTransplant and MedImmune anticipate that the same activity will be demonstrated by MEDI-507, BTI-322's humanized sister molecule, now being evaluated in clinical trials for treatment of acute graft-versus-host disease and autoimmune disease. Additionally, both BTI-322 and MEDI-507 may play a key role in BioTransplant's ImmunoCognance(Trademark) systems, including AlloMune(Trademark) for human-to-human transplants and XenoMune(Trademark) for porcine-to-human transplants."

The second study, "Efficacy Of CMV-IGIV Versus Standard IGIV In Reducing Post-Transplant CMV Infection," by Hamid Shidban, M.D., et al., reviewed hospital records of renal transplant patients at high risk of primary CMV infection (CMV seronegative patients who received CMV seropositive organs) to compare CytoGam(n=48) to standard IGIV (n=46) in reduction of markers associated with organ rejection and post-transplant CMV infection. Compared to the standard IGIV group, the group that received CytoGam had a significantly lower incidence of CMV infection (p=0.004), rejection rate at one year (p=0.04), graft loss (p=0.0002) and mortality at one year (p=0.03). Dr. Shidban is the Assistant Professor of Urology and Medicine at the University of Southern California School of Medicine.

"We are pleased to see that CytoGam reduces the risks faced by renal transplant patients," said Robert Hirsch, Ph.D., Vice President of Medical Affairs at
MedImmune. "The results confirm CytoGam's ability to prevent CMV infection. CytoGam is indicated for prophylaxis against CMV disease associated with transplantation of kidney, lung, liver, pancreas, and heart." Please see full prescribing information for CytoGam attached or at www.medimmune.com/products/cytopil.htm

BTI-322/MEDI-507
MEDI-507 is the humanized form of the murine monoclonal antibody, BTI-322. In pilot clinical trials in over 100 patients in the United States and Europe, BTI-322 has suggested potential clinical benefit in the studied populations and has been generally well-tolerated. In a Phase 1/2 clinical trial evaluating BTI-322 for treatment of acute graft-versus-host disease (GvHD) in bone marrow transplant (BMT) patients unresponsive to steroid therapy, the compound was well tolerated and 55 percent of the patients responded positively to treatment, with either a complete response or a reduction in grade of GvHD. A Phase 1/2 trial has been completed for the prevention of acute renal transplant rejection in which BTI-322 was given at the time of organ transplantation. Results of the trial suggested a 58 percent reduction at two years post-transplant in the incidence of kidney graft rejection episodes compared to conventional triple drug therapy alone. A trial evaluating MEDI-507 for treatment of GvHD in steroid-resistant BMT patients has been completed and results are expected to be presented at the International Society for Hematology in Monaco in July. Two additional Phase 1/2 clinical trials have been developed to evaluate MEDI-507 as treatment for acute GvHD in steroid-nave adult and pediatric patients.

Both MEDI-507 and BTI-322 bind specifically to the CD2 receptor found on T cells and natural killer (NK) cells. Previous in vitro studies have suggested that MEDI-507 has the ability to inhibit selectively the response of T cells directed at transplant antigens, while subsequently allowing immune cells to respond normally to other antigens. BTI-322 was initially discovered by Drs. Herv Bazin and Dominique Latinne at the Experimental Immunology Unit of the Catholic University of Louvain in Belgium.

CytoGam
CytoGam is indicated for prophylaxis against cytomegalovirus (CMV) disease associated with transplantation of kidney, lung, liver, pancreas, and heart. In transplants of these organs, other than kidney from CMV seropositive donors into CMV seronegative recipients, CytoGam should be considered in combination with gancyclovir. CytoGam is an intravenous immune globulin enriched in antibodies against CMV. CytoGam is made from human plasma and, like other plasma products, carries the possibility for transmission of blood- borne viral agents. The risk of transmission of recognized blood-borne viruses is considered to be low because of the viral inactivation and removal procedures employed in the manufacture of CytoGam. Minor reactions such as flushing, chills, muscle cramps, back pain, fever, nausea, vomiting, arthralgia, and wheezing were the most frequent adverse reactions observed during the clinical trials of CytoGam. CytoGam is marketed by MedImmune and manufactured by Massachusetts Biologic Laboratories.

BioTransplant Incorporated utilizes its proprietary technologies in reeducating the body's immune responses to allow tolerance of foreign cells, tissues and organs. Based on this technology, the Company is developing a portfolio of products designed to treat a range of medical conditions, including organ and tissue transplantation, cancer and autoimmune disease, for which current therapies are inadequate. BioTransplant's products are intended to induce long-term functional transplantation tolerance in humans, increase the therapeutic benefit of bone marrow transplants, and reduce or eliminate the need for lifelong immunosuppressive therapy. MedImmune is developing MEDI-507 under license from BioTransplant, and BioTransplant has retained the right to use BTI-322 and/or MEDI-507 in its proprietary ImmunoCognance (Trademark) systems, which are designed to re-educate the immune system to accept foreign tissue: the AlloMune(Trademark) System for human-to-human transplantation, and the XenoMune(Trademark) System for porcine-to-human transplantation.

MedImmune, a biotechnology company located in Gaithersburg, Maryland, is focused on developing and marketing products that address medical needs in areas such as infectious disease, transplantation medicine, autoimmune disorders and cancer. The Company currently markets Synagis (palivizumab), RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)), and CytoGam (Cytomegalovirus Immune Globulin Intravenous (Human)) through its hospital-based sales force and has five new product candidates in clinical trials. In October 1995, MedImmune and BioTransplant established a strategic alliance for development of BTI-322 and any future generation products, such as MEDI-507, for use in organ transplantation and other indications.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in both companies' filings with the U.S. Securities and Exchange Commission.

                                      ####





(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer
(DATE)            May 19, 1999